FILED
         IN THE OFFICE OF THE
       SECRETARY OF STATE OF THE
            STATE OF NEVADA

              AUG 31 1999
             No. C2341-84
               --------
            /s/Dean HELLER
            --------------
   DEAN HELLER, SECRETARY OF STATE



                                    AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                      HEALTH CARE CENTERS OF AMERICA, INC.


         Pursuant to the provisions of the Nevada Revised Statutes, HEALTH CARE CENTERS OF AMERICA, INC., a Nevada corporation, adopts the following amendment to its Articles of Incorporation:

         The undersigned hereby certify that on July 7, 1999, a Special Meeting of the Board of Directors of Health Care Centers of America, Inc. was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was unanimously adopted by the Board of Directors:

         BE IT RESOLVED: That the officers of the corporation are hereby ordered and directed to obtain the written consent of stockholders or controlling at least a majority of the voting power of the outstanding stock of the corporation for the purpose of amending Article One of the Articles of Incorporation to change the name of the corporation from HEALTH CARE CENTERS OF AMERICA, INC. to HEXAGON CONSOLIDATED COMPANIES OF AMERICA, INC.

         BE IT FURTHER RESOLVED: That the officers of the corporation are further ordered and directed to do that which is necessary to accomplish the change of name, including, but not limited to filing the appropriate documents to acquire a new Cusip number and to comply with any other statutes, rules or regulations.

           Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 24,604,714 of the 38,153,788 shares outstanding of HEALTH CARE CENTERS OF AMERICA, INC. gave their written consent to the adoption of tr Amendment to the Articles of Incorporation as follows:



         ARTICLE  FOUR.  [NAME] The  name  of the  corporation  is:
         -------------
         HEXAGON CONSOLIDATED COMPANIES OF AMERICA, INC.



          IN WITNESS  WHEREOF,  the President  and Secretary of the  corporation have affixed their signatures on the date appearing next to their signatures.




  HEALTH CARE CENTERS 0F AMERICA, INC.


BY: /s/Maurice W. Furlong                             DATE:  8/27/99
    ---------------------
    Maurice W. Furlong; President



BY: /s/Michael J. Pietrzak                            DATE:  8/27/99
    ----------------------
    Michael J. Peitrzak,Secretary



STATE OF  NEVADA        }.
          --------------
                        }:as.
COUNTY OF WASHOE        }.
          --------------


On August 27, 1999, Maurice W. Furlong appeared before me personally and acknowledged to me that he freely and voluntarily executed the foregoing document for the purposes stated therein.


/s/Margaret A. Oliver
---------------------
Notary Public

[State of Nevada Notary Seal]